                                                                     EXHIBIT 11.1
                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA
                                                  Year Ended December 31,
                                       ------------------------------------------
                                           1995           1994           1993
                                       -----------    -----------    ------------
Earnings from continuing operations    $ 7,733,000    $ 7,455,000    $ 17,540,000
Earnings (loss) from discontinued
  operations                               143,000     (2,934,000)    (11,275,000)
                                       -----------    -----------    ------------
Earnings before extraordinary item       7,876,000      4,521,000       6,265,000
Extraordinary loss, net                                                  (384,000)
                                       -----------    -----------    ------------
Net earnings                           $ 7,876,000    $ 4,521,000    $  5,881,000
                                       ===========    ===========    ============
Weighted average number
  of shares outstanding
  during the period                     11,478,779     12,127,481      12,225,177
                                       ===========    ===========    ============
Earnings (loss) per common share:
  Continuing operations                $      0.68    $      0.61    $       1.43
  Discontinued operations                     0.01          (0.24)          (0.92)
                                       -----------    -----------    ------------
  Earnings before extraordinary item          0.69           0.37            0.51
  Extraordinary loss, net                                                   (0.03)
                                       -----------    -----------    ------------
  Net earnings                         $      0.69    $      0.37    $       0.48
                                       ===========    ===========    ============
Additional Primary Computation
------------------------------
Earnings from continuing operations    $ 7,733,000    $ 7,455,000    $ 17,540,000
Earnings (loss) from discontinued
  operations                               143,000     (2,934,000)    (11,275,000)
                                       -----------    -----------    ------------
Earnings before extraordinary item       7,876,000      4,521,000       6,265,000
Extraordinary loss, net                                                  (384,000)
                                       -----------    -----------    ------------
Net earnings                           $ 7,876,000    $ 4,521,000    $  5,881,000
                                       ===========    ===========    ============

Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above          11,478,779     12,127,481      12,225,177
        Add - dilutive effect of
          outstanding options(a)            40,541         31,821          60,097
                                       -----------    -----------    ------------
Weighted average number of shares
  outstanding as adjusted               11,519,320     12,159,302      12,285,274
                                       ===========    ===========    ============
Earnings (loss) per common share:(b)
  Continuing operations                $      0.67    $      0.61    $       1.43
  Discontinued operations                     0.01          (0.24)          (0.92)
                                       -----------    -----------    ------------
  Earnings before extraordinary item          0.68           0.37            0.51
  Extraordinary loss, net                                                   (0.03)
                                       -----------    -----------    ------------
  Net earnings                         $      0.68    $      0.37    $       0.48
                                       ===========    ===========    ============
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

                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                  Year Ended December 31,
                                       -----------------------------------------
                                           1995           1994           1993
                                       -----------    -----------    -----------
Fully Diluted Computation
-------------------------
Earnings from continuing operations    $ 7,733,000    $ 7,455,000    $ 17,540,000
Earnings (loss) from discontinued
  operations                               143,000     (2,934,000)    (11,275,000)
                                       -----------    -----------    ------------
Earnings before extraordinary item       7,876,000      4,521,000       6,265,000
Extraordinary loss, net                                                  (384,000)
                                       -----------    -----------    ------------
Net earnings                           $ 7,876,000    $ 4,521,000    $  5,881,000
                                       ===========    ===========    ============
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above          11,478,779     12,127,481      12,225,177
        Add - dilutive effect of
          outstanding options(a)           103,084         33,456          84,629
                                       -----------    -----------    ------------
Weighted average number of shares
  outstanding as adjusted               11,581,863     12,160,937      12,309,806
                                       ===========    ===========    ============

Earnings (loss) per common share:(b)
  Continuing operations                $      0.67    $      0.61    $       1.43
  Discontinued operations                     0.01          (0.24)          (0.92)
                                       -----------    -----------    ------------
  Earnings before extraordinary item          0.68           0.37            0.51
  Extraordinary loss, net                                                   (0.03)
                                       -----------    -----------    ------------
  Net earnings                         $      0.68    $      0.37    $       0.48
                                       ===========    ===========    ============

(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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